Exhibit 3.1

Industry Canada	Industrie Canada

Certificate	Certificat
of Incorporation	de constitution

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

PERU COPPER INC.	619861-9
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constitutée en société en vertu de la Loi canadienne sur les sociétés par actions.

February 24, 2004 / le 24 fèvrier 2004

Director - Directeur	Date of Incorporation - Date de constitution

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF INCORPORATION (SECTION 6)	STATUTS CONSTITUTIFS
(ARTICLE 6)

Processing Type - Mode de Traitement:

1.	Name of Corporation - Dénomination de la société

PERU COPPER INC.

2.	The province or territory in Canada where the registered office is to be situated - La province ou le territoire au Canada oú se situera le siége social

ON

3	The classes and any maximum number of shares that the corporation is authorized to issue - Catégories et le nombre maximal d’actions que la société est autorisée á émettre

The annexed Schedule 1 is incorporated in this form.

L’annexe 1 ci-jointe fait partie intégrante de la présente formule.

4.	Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s’il y a lieu

The annexed Schedule 2 is incorporated in this form.

L’annexe 2 ci-jointe fait partie intégrante de la présente formule.

5.	Number (or minimum and maximum number ) of directors - Nombre ( ou nombre minimal et maximal ) d’administrateurs

Minimum: 1 Maximum: 10

6.	Restrictions, if any, on business the corporation may carry on - Limites imposées á l’activité commerciale de la société, s’il y a lieu

The annexed Schedule 3 is incorporated in this form. L’annexe 3 ci-jointe fait partie intégrante de la présente formule.

7.	Other provisions, if any - Autres dispositions, s’il y a lieu

The annexed Schedule 4 is incorporated in this form.

L’annexe 4 ci-jointe fait partie intégrante de la présente formule.

8.	Incorporators - Fondateurs

Name(s) - Nom(s)	Address (including postal code) - Adresse (inclure le code postal)	Signature

MARK T. BENNETT	1741 HINDHEAD ROAD, MISSISSAUGA, ONTARIO, CANADA, L5J 2W3	MARK BENNETT

SCHEDULE / ANNEXE 1

PREFERENCE SHARES

(a) Directors’ Right to Issue in One or More Series: The Directors of the Corporation may at any time and from time to time issue the Preference Shares in one or more series, having dividends at such rate or rates, in such amount or amounts or determined in such manner, with such dates of payment, being payable in such one or more currencies at such rate or rates of exchange, being redeemable at such time or times with or without payment of a premium, having such sinking or other retirement fund or funds or without any sinking or other retirement fund, being subject to such purchase provisions by the Corporation, being redeemable at such price or prices and on such terms and conditions, having such designations, having such voting rights or without voting rights, and having such other rights, restrictions, conditions limitations attaching thereto as shall be determined by resolution of the Directors passed at or prior to the issue thereof, provided, however, that when any fixed cumulative dividends or amounts payable on a return of capital are not paid in full, the shares of all series shall participate rateably in respect of such dividends, including accumulations, if any, in accordance with the sums which would be payable on the said shares if all such dividends were declared and paid in full, and on any return of capital in accordance with the sums which would be payable on such return of capital and all sums so payable were paid in full, the whole subject to the following provisions an the issue of a certificate of amendment setting forth such designation, rights, restrictions, conditions and limitations attaching to the shares of each series;

(b) Dividend and Distribution Preference: The Preference Shares shall be entitled to preference over the Common Shares and over any other shares in the capital stock of the Corporation ranking junior to the Preference Shares with respect to the payment of dividends and the distribution of assets in thvent of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its Shareholders for the purpose of winding-up its affairs;

(c) Parity of Each Series as to Dividends and Distribution: The Preference Shares of each series shall rank on a parity with the Preference Shares of every other series with respect to priority in payment of dividends and in the distribution of assets in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of the assets of the Corporation among its Shareholders for the purpose of winding-up its affairs;

(d) Amendment with Approval of Holders of Preference Shares: The rights, privileges, restrictions and conditions attaching to the Preference Shares as a class may be repealed, altered, modified, amended or amplified but only with the approval of the holders of Preference Shares given as hereinafter specified;

(e) Approval of Holders of Preference Shares: Any consent or approval given by the holders of Preference Shares shall be deemed to have been sufficiently given if it shall have been given in writing by the holders of all of the outstanding Preference Shares or by a resolution passed at a meeting of holders of Preference Shares duly called and held upon not less than 21 days’ notice at which the holders of at least a majority of the outstanding Preference Shares are present or are represented by proxy and carried by the affirmative vote of not less than 66 2/3% of the votes cast at to such meeting, in addition to any other consent or approval required by law. If at such meeting the holders of a majority of the outstanding Preference shares are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 15 days thereafter and to such time and place as may edsignated by the chairman, and not less than 10 days’ written notice shall be given of such adjourned meeting. At such adjourned meeting the holders of Preference Shares present or represented by proxy may transact the business for which the meeting was originally convened and a resolution passed thereat by the affirmative vote of not less than 66 2/3% of the votes cast at such meeting shall constitute the consent or approval of the holders of Preference Shares. On every poll taken at every such meeting every holder of Preference Shares shall be entitled to one vote in respect of each Preference Share held. Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of Shareholders; and

(f) Where Holders of Preference Shares Not Entitled to Vote Separately: The holders of Preference Shares are not entitled to vote separately as a class or series upon a proposal to:

(i) increase or decrease any maximum number of authorized Preference Shares, or increase any maximum number of authorized shares or any class of shares having rights or privileges equal or superior to the Preference Shares;

(ii) effect an exchange, reclassification or cancellation of all or part of the Preference Shares; or

(iii) create a new class of shares equal to or superior to the Preference Shares.

COMMON SHARES

(a) be entitled to one vote for each Common Share held at all meetings of Shareholders of the Corporation (except meetings at which only holders of another class or series of shares will be entitled to vote);

(b) be entitled to receive rateably dividends as and when declared on the Common Shares by the Board of Directors of the Corporation; and

(c) subject to the rights of holders of any shares ranking prior to the Common Shares, be entitled to receive proportionately the remaining property of the Corporation upon the liquidation, dissolution or winding-up of the Corporation (except meetings at which only holders of another class or series of shares will be entitled to vote).

SCHEDULE / ANNEXE 2

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors; or

(b) the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

SCHEDULE / ANNEXE 3

None

SCHEDULE / ANNEXE 4

Without in any way restricting the powers conferred upon the Corporation or its board of directors by the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, the board of directors may from time to time, without authorization of the shareholders, in such amounts and on such terms as it deems expedient:

(a) borrow money upon the credit of the Corporation;

(b) issue, re-issue, sell or pledge debt obligations of the Corporation;

(c) subject to the provisions of the Canada Business Corporations Act, as now enacted or as the same may from time to time be amended, re-enacted or replaced, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

(d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation owned or subsequently acquired, to secure any obligation of the Corporation.

The board of directors may from time to time delegate to a director, a committee of directors or an officer of the Corporation any or all of the powers conferred on the board as set out above, to such extent and in such manner as the board shall determine at the time of such delegation.

The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

Any invitation to the public to subscribe for securities of the Corporation is prohibited.

Except in the case of any class or series of shares of the Corporation listed on a stock exchange, the Corporation shall have a lien on the shares registered in the name of a shareholder or his legal representative for a debt of that shareholder to the Corporation.

Between annual and general meetings of the Corporation, the directors of the Corporation may appoint one or more additional directors to serve until the next annual and general meeting but the number of additional directors shall not at any time exceed one-third of the number of directors who held office at the expiration of the last annual and general meeting.

Industry Canada	Industrie Canada

Certificate of Amendment	Certificat de modification

Canada Business	Loi canadienne sur
Corporations Act	les sociétés par actions

PERU COPPER INC.		619861-9

Name of corporation-Dénomination de la sociétés		Corporation number-Numéro de la société

I hereby certify that the articles of the above-named corporation were amended:		Je certifie que les statuts de la société susmentionnée ont été modifiés:

a) under section 13 of the Canada Business Corporations Act in accordance with the attached notice;	☐	a) en vertu de l’article 13 de la Loi canadienne sur les sociétés par actions, conformément à l’avis ci-joint;

b) under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares;	☐	b) en vertu de l’article 27 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes désignant une série d’actions;

c) under section 179 of the Canada Business Corporations Act as set out in the attached articles of amendment;	☑	c) en vertu de l’article 179 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses modificatrices ci-jointes;

d) under section 191 of the Canada Business Corporations Act as set out in the attached articles of reorganization;	☐	d) en vertu de l’article 191 de la Loi canadienne sur les sociétés par actions, tel qu’il est indiqué dans les clauses de réorganisation ci-jointes;

March 16, 2004 / le 16 mars 2004
Director - Directeur	Date of Amendment - Date de modification

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

Processing Type - Mode de traitement:                     E-Commerce/Commerce-É

1.	Name of Corporation - Dénomination de la société	2.	Corporation No. - N° de la société

PERU COPPER INC.			619861-9

3.	The articles of the above-named corporation are amended as follows: Les statuts de la société mentionnée ci-dessus sont modifies de la façon suivante:

1. by deleting the following share transfer restrictions set out in Article 4, Schedule 2 in the Articles of Incorporation:

“The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors; or

(b) the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.”

2. by deleting the following “Other Provisions” as set out in Article 7, Schedule 4, in the Articles of Incorporation:

“The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

Any invitation to the public to subscribe for securities of the Corporation is prohibited.”

Date	Name - Nom	Signature	Capacity of - en qualité

2004 - 03 - 16	DAVID E. DEWITT		DIRECTOR

Industry Canada	Industrie Canada

Corporations Canada	Corporations Canada
9th floor	9e étage
Jean Edmonds Towers South	Tour Jean Edmonds sud
365 Laurier Avenue West	365, avenue Laurier ouest
Ottawa, Ontario K1A 0C8	Ottawa (Ontario) KlA 0C8

March 16, 2004 / le 16 mars 2004	Your file - Votre référence

KATHERINE M. ANDERSON kanderson@casselsbrock.com	Our file - Notre référence 619861-9

Re - Objet: PERU COPPER INC.

Enclosed herewith is the document issued in the above matter.	Vous trouverez ci-inclus le document émis dans l’affaire précitée.

A notice of issuance of CBCA documents will be published in the Monthly Transactions .	Un avis de l’émission de documents en vertu de la LCSA sera publié dans les Transactions mensuelles.

IF A NAME OR CHANGE OF NAME IS INVOLVED, THE FOLLOWING CAUTION SHOULD BE OBSERVED:	S’IL EST QUESTION D’UNE DÉNOMINATION SOCIALE OU D’UN CHANGEMENT DE DÉNOMINATION SOCIALE, L’AVERTISSEMENT SUIVANT DOIT ÉTRE RESPECTÉ :

This name is available for use as a corporate name subject to and conditional upon the applicants assuming full responsibility for any risk of confusion with existing business names and trade marks (including those set out in the relevant NUANS search report(s)). Acceptance of such responsibility will comprise an obligation to change the name to a dissimilar one in the event that representations are made and established that confusion is likely to occur. The use of any name granted is subject to the laws of the jurisdiction where the company carries on business.	Cette dénomination sociale est disponible en autant que les requérants assument toute responsabilité de risque de confusion avec toutes dénominations commerciales et toutes marques de commerce existantes (y compris celles qui sont citées dans le(s) rapport(s) de recherches de NUANS pertinent(s)). Cette acceptation de responsabilité comprend l’obligation de changer la dénomination de la société en une dénomination différente advenant le cas où des représentations sont faites établissant qu’il y a une probabilité de confusion. L’utilisation de tout nom octroyé est sujette à toute loi de la juridiction où la société exploite son entreprise.

We trust this is to your satisfaction.	Nous espérons le tout à votre satisfaction.

Email: corporations.efiling@ic.gc.ca

Internet: http://strategis.ic.gc.ca/corporations

Industry Canada	Industrie Canada	FORM 4	FORMULAIRE 4

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF AMENDMENT (SECTIONS 27 OR 177)	CLAUSES MODIFICATRICES (ARTICLES 27 OU 177)

1 — Name of Corporation - Dénomination de la société	2 –	Corporation No. - N° de la société

Peru Copper Inc.		6198619

3 — The articles of the above-named corporation are amended as follows:	Les statuts de la société mentionnée ci-dessus sont modifiés de la facon suivante:

1. by deleting the following share transfer restrictions set out in Article 4, Schedule 2 in the Articles of Incorporation:

“The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by a resolution in writing signed by all of the directors entitled to vote on that resolution at a meeting of directors; or

(b)the approval of the holders of shares of the Corporation carrying at least a majority of the votes entitled to be cast at a meeting of shareholders (other than a separate class vote of the holders of another class of shares of the Corporation) expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.”

2. by deleting the following “Other Provisions” as set out in Article 7, Schedule 4, in the Articles of Incorporation:

“The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of that employment, to be shareholders of the Corporation, is limited to not more than fifty (50), two (2) or more persons who are the joint registered owners of one (1) or more shares being counted as one (1) shareholder.

Any invitation to the public to subscribe for securities of the Corporation is prohibited.”

Signature	Printed Name - Nom en letters moulées	4 — Capacity of - En qualité de	5 — Tel. No. - N° de tél.

	David E. DeWitt	Director	(604)68 79931

FOR DEPARTMENTAL USE ONLY A L’USAGE DU MINISTERE SEULEMENT